Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(e)(1)	Amendment No. 16, Establishment of New Series (Voya Retirement Solution 2060 Fund), effective November 20, 2014 to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed as an exhibit to Post-Effective Amendment No. 48 to the Registrant’s Form N-1A Registration Statement on May 29, 2015 and incorporated herein by reference.

(e)(2)	Amendment No. 19, Establishment of New Share Class (Class A Shares of Voya Retirement Funds), effective November 19, 2015 to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed as an exhibit to Post-Effective Amendment No. 58 to the Registrant’s Form N-1A Registration Statement on December 16, 2015 and incorporated herein by reference

(e)(3)	Amendment No. 20, Establishment of New Share Class (Class R6 Shares of Voya Retirement Funds), effective November 19, 2015 to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed as an exhibit to Post-Effective Amendment No. 58 to the Registrant’s Form N-1A Registration Statement on December 16, 2015 and incorporated herein by reference.

(e)(4)	Amendment No. 21, Name Change of each Voya Retirement Fund, effective December 18, 2015 to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed as an exhibit to Post-Effective Amendment No. 58 to the Registrant’s Form N-1A Registration Statement on December 16, 2015 and incorporated herein by reference.

(e)(5)	Amended Schedule A, effective October 15, 2015, to the Investment Management Agreement dated November 14, 2014, as amended and restated May 1, 2015 – Filed as an exhibit to Post-Effective Amendment No. 54 to the Registrant’s Form N-1A Registration Statement on October 13, 2015 and incorporated herein by reference.